UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

___________

FORM 8-k

__________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 8, 2012

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SECURE NetCheckIn Inc.

(Name of Registrant in its Charter)

Nevada	333-173172	27-3729742
(State or Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13118 Lamar Ave

Overland Park, KS 66209

 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: 913.945.1290

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01  Changes in Registrant’s Certifying Accountant.

(a)    Dismissal of independent registered public accounting firm.

On October 1, 2012, Weaver, Martin & Samyn, LLC was terminated as the Company’s independent registered public accounting firm.

Weaver, Martin & Samyn, LLC (“Weaver & Martin”) issued an audit report for the period ended December 31, 2010. This was the sole period in which Weaver & Martin issued an audit report. There were no disagreements (as defined in Item 304 of Regulation S-K) with Weaver & Martin on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Weaver & Martin would have caused it to make reference in connection with its opinion to the subject matter of the disagreement. The report of Weaver & Martin did state that there was substantial doubt about the Company’s ability to continue as a going concern.

We provided Weaver & Martin with a copy of the above disclosures and requested that Weaver & Martin provide us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with such disclosures. A copy of Weaver & Martin’s letter dated October 2, 2012, is attached as Exhibit 16.1 to this report.

(b)    Engagement of new independent registered public accounting firm.

On September 15, 2012, our Board of Directors engaged Tarvaran, Askelson & Company LLP, as its independent registered public accounting firm.

During the Company’s most recent fiscal year end and the interim periods preceding the engagement of Tarvaran, Askelson & Company LLP, and through September 15, 2012 neither the Company nor anyone acting on our behalf, has consulted with Tarvaran, Askelson & Company LLP regarding either: (i) the application of accounting principles to a specified transaction, either contemplated or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was either the subject of a disagreement between the Company and Weaver & Martin as described in Item 304(a)(1)(iv) of Regulation S-K or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits

Exhibit 16.1   Letter from Weaver & Martin

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURE NetCheckIn Inc.

Dated: October 2, 2012	By:	/s/Brandi L. DeFoor
Brandi L. DeFoor
President & Chief Executive Officer

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